                             EXHIBIT 99(a)










                    Financial Statements and Schedules


                      Chemical Financial Corporation
                            401(k) Savings Plan



                     Years ended December 31, 1997 and
                          December 31, 1996 with
                      Report of Independent Auditors

ERNST & YOUNG LLP      - Suite 1700                   - Phone: 313 596 7100
                         500 Woodward Avenue
                         Detroit, Michigan 48226-3426

                      Report of Independent Auditors


Administrative Committee
Chemical Financial Corporation 401(k) Savings Plan


     We have audited the accompanying statements of assets available for plan benefits of the Chemical Financial Corporation 401(k) Savings Plan as of December 31, 1997 and 1996 and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment and reportable transactions as of and for the year ended December 31, 1997 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information in the statement of assets available for plan benefits and the statement of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the assets available for benefits and changes in assets available for benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

S/ ERNST & YOUNG LLP

Detroit, Michigan
January 30, 1998

    Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                 Statement of Assets Available for Benefits, with Fund Information

                         Chemical Financial Corporation 401(k) Savings Plan

                                         December 31, 1997
                                                                  FUND INFORMATION
                                       --------------------------------------------------------------------------
                                                                              CHEMICAL       CASH
                                                                    STOCK     FINANCIAL       AND
                                        INTERMEDIATE                 AND     CORPORATION     MONEY   PARTICIPANT
                                            BOND         INDEX       BOND       STOCK        MARKET      LOAN
                                            FUND         FUND        FUND       FUND          FUND       FUND          TOTAL
                                        -----------      -----      ------   -----------     ------  ------------  -----------
ASSETS:
  Investments at fair value:
     Chemical Financial Corporation
        Common Stock                                                          $1,906,118                          $ 1,906,118
     Federated Investors Mutual Funds:
        Short-Intermediate
        Government Trust                 $  136,904                                                                   136,904
        Max-Cap Fund                                  $ 1,253,475                                                   1,253,475
        Treasury Obligations Fund                62            56   $    101          274   $ 218,049   $ 3,882       222,424
     Fidelity Investments-Puritan Fund                               547,145                                          547,145
  Participant loans                                                                                      39,646        39,646
                                         ----------   -----------   --------   ----------   ---------   -------   -----------
                                            136,966     1,253,531    547,246    1,906,392     218,049    43,528     4,105,712

   Employee contributions receivable          1,190        11,089      6,877        9,570       1,417                  30,143
   Cash and accrued income                      622            26         16           40       1,012        16         1,732
                                         ----------   -----------   --------   ----------   ---------   -------   -----------
   Assets Available for Plan
      Benefits                           $  138,778   $ 1,264,646   $554,139   $1,916,002   $ 220,478   $43,544   $ 4,137,587
                                         ==========   ===========   ========   ==========   =========   =======   ===========

See accompanying notes.

                 Statement of Assets Available for Benefits, with Fund Information

                         Chemical Financial Corporation 401(k) Savings Plan

                                         December 31, 1996

                                                                  FUND INFORMATION
                                       -------------------------------------------------------------------------
                                                                              CHEMICAL       CASH
                                                                    STOCK     FINANCIAL       AND
                                        INTERMEDIATE                 AND     CORPORATION     MONEY   PARTICIPANT
                                            BOND         INDEX       BOND       STOCK        MARKET      LOAN
                                            FUND         FUND        FUND       FUND          FUND       FUND          TOTAL
                                        ------------     -----      ------   -----------     ------  ------------  -----------
ASSETS:
Investments at fair value:
     Chemical Financial Corporation
        Common Stock                                                           $1,400,236                          $1,400,236
     Federated Investors Mutual Funds:
        Short-Intermediate
        Government Trust                 $ 123,197                                                                    123,197
        Max-Cap Fund                                   $ 703,917                                                      703,917
        Treasury Obligations Fund              153           136     $    137         678   $ 240,835  $ 2,253        244,192
     Fidelity Investments-Puritan Fund                                294,387                                         294,387
  Participant loans                                                                                     22,401         22,401
                                        ----------     ---------     --------  ----------   ---------  -------     ----------
                                           123,350       704,053      294,524   1,400,914     240,835   24,654      2,788,330

   Employee contributions receivable         1,049         5,005        2,810       9,871       1,808                  20,543
   Cash and accrued income                     562            15            5          67       1,071        9          1,729
                                        ----------     ---------     --------  ----------   ---------  -------     ----------
   Assets Available for Plan
      Benefits                          $  124,961     $ 709,073     $297,339  $1,410,852   $ 243,714  $24,663     $2,810,602
                                        ==========     =========     ========  ==========   =========  =======     ==========

See accompanying notes.

         Statement of Changes in Assets Available for Plan Benefits, with Fund Information

                         Chemical Financial Corporation 401(k) Savings Plan

                                    Year Ended December 31, 1997
                                                                        FUND INFORMATION
                                           --------------------------------------------------------------------------
                                                                                  CHEMICAL       CASH
                                                                        STOCK     FINANCIAL       AND
                                            INTERMEDIATE                 AND     CORPORATION     MONEY   PARTICIPANT
                                                BOND         INDEX       BOND       STOCK        MARKET      LOAN
                                                FUND         FUND        FUND       FUND          FUND       FUND          TOTAL
                                            ------------     -----      ------   -----------     ------  ------------  -----------
Additions:
   Interest and dividend income              $  6,836   $   53,219       $ 41,209   $   36,399   $ 10,985   $ 3,510    $  152,158
   Employee contributions                      33,744      224,685        162,564      266,581     37,230                 724,804
                                             --------   ----------       --------   ----------   --------   -------    ----------
                                               40,580      277,904        203,773      302,980     48,215     3,510       876,962
Deductions:
  Participants' accounts distributed
     upon withdrawal                           (7,809)     (15,066)       (17,148)     (81,987)   (12,196)     (467)     (134,673)
  Net transfers between funds                 (19,600)      87,077         23,017      (47,077)   (59,255)   15,838             0
  Net realized and unrealized appreciation
     in fair value of investments                 646      205,658         47,158      331,234                            584,696
                                             --------   ----------       --------   ----------   --------   -------    ----------
                    Net increase (decrease)    13,817      555,573        256,800      505,150    (23,236)   18,881     1,326,985


       Assets available for plan benefits
         at beginning of year                 124,961      709,073        297,339    1,410,852    243,714    24,663     2,810,602
                                             --------   ----------       --------   ----------   --------   -------    ----------
       Assets available for plan benefits
          at end of year                     $138,778   $1,264,646       $554,139   $1,916,002   $220,478   $43,544    $4,137,587
                                             ========   ==========       ========   ==========   ========   =======    ==========



See accompanying notes.

              Statement of Changes in Assets Available for Plan Benefits, with Fund Information

                            Chemical Financial Corporation 401(k) Savings Plan

                                       Year Ended December 31, 1996
                                                                        FUND INFORMATION
                                           --------------------------------------------------------------------------
                                                                                   CHEMICAL      CASH
                                                                        STOCK     FINANCIAL       AND
                                            INTERMEDIATE                 AND     CORPORATION     MONEY   PARTICIPANT
                                                BOND         INDEX       BOND       STOCK        MARKET      LOAN
                                                FUND         FUND        FUND       FUND          FUND       FUND          TOTAL
                                            ------------     -----      ------   -----------     ------  ------------  -----------
Additions:
   Interest and dividend income              $  6,807   $  22,751      $  35,579   $   25,293    $  9,677   $ 1,822    $  101,929
   Employee contributions                      28,389     111,616         82,127      224,957      40,591                 487,680
                                             --------   ---------      ---------   ----------    --------   -------    ----------
                                               35,196     134,367        117,706      250,250      50,268     1,822       589,609
Deductions:
  Participants' accounts distributed upon
     withdrawal                                (6,783)     (6,198)        (1,453)     (38,185)     (3,745)                (56,364)
  Net transfers between funds                 (32,721)     14,862        (47,096)         107      56,384     8,464             0
  Net realized and unrealized appreciation
     (depreciation) in fair value of
      investments                                (999)     97,080          2,372       99,088                             197,541
                                             --------   ---------      ---------   ----------    --------   -------    ----------
                   Net increase (decrease)     (5,307)    240,111         71,529      311,260     102,907    10,286       730,786

     Assets available for plan benefits at
         beginning of year                    130,268     468,962        225,810    1,099,592     140,807    14,377     2,079,816
                                             --------   ---------      ---------   ----------    --------   -------    ----------
     Assets available for plan benefits at
         end of year                         $124,961   $ 709,073      $ 297,339   $1,410,852    $243,714   $24,663    $2,810,602
                                             ========   =========      =========   ==========    ========   =======    ==========

See accompanying notes.

                  NOTES TO FINANCIAL STATEMENTS

        CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN

                        DECEMBER 31, 1997

NOTE A - - DESCRIPTION OF THE PLAN

     The Chemical Financial Corporation 401(k) Savings Plan (the
Plan) is a voluntary, defined-contribution plan covering all eligible employees of Chemical Financial Corporation (the
Corporation) and subsidiaries.

     The Plan provides for the deferral of salaries, wages and bonuses in accordance with Section 401(k) of the Internal Revenue Code. Employees of the Corporation or any of its subsidiaries are eligible for participation upon attaining age 21 and completing one year of service. At December 31, 1997 there were 446 participants in the Plan. Participants are eligible to contribute up to 15% (10% in 1996 and prior years) of their annual compensation, up to a maximum of $9,500 in 1997 and in 1996. The employer made no contributions to the Plan during 1997 or 1996.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of changes in assets during the year. Actual results could differ from those estimates.

     Participants may direct their contributions into an intermediate bond fund, a stock index fund, a stock and bond fund, a money market fund, a Chemical Financial Corporation common stock fund or a combination of these funds, and may elect to change the percentage directed to each fund quarterly. All participant contributions are fully vested. Participant loans are permitted under the Plan. These loans are subject to a strict set of rules established by laws and regulations. As of December 31, 1997 the Plan had eleven participant loans outstanding at interest rates ranging from 7.0%-11.75%.

     Information about the plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description contained in the Chemical Financial Corporation Employee Handbook and is available along with information regarding investment alternatives from the Plan Administrator and Personnel Departments.

     The Corporation, acting through its Board of Directors, has the right to amend or terminate the Plan at any time.

NOTE B - - SIGNIFICANT ACCOUNTING POLICIES

     The financial statements have been prepared under the accrual basis of accounting in accordance with generally accepted accounting principles.

     Investments are stated at aggregate fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price.

     Expenses incurred in connection with the operation of the Plan are borne by the Corporation.

NOTE C - - INVESTMENTS

     During the years ended December 31, 1997 and December 31,
1996 the Plan's net appreciation (depreciation) in the fair value of investments (including investments bought, sold, as well as held during the year) is summarized as follows:

                                                        1997           1996
                                                    -----------    ----------
Chemical Financial Corporation Common Stock Fund    $   331,234    $   99,088

Intermediate Bond Fund                                      646          (999)
Index Fund                                              205,658        97,080
Stock and Bond Fund                                      47,158         2,372
                                                    -----------    ----------
                                                    $   584,696    $  197,541
                                                    ===========    ==========

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                            DECEMBER 31
                                                        1997           1996
                                                    -----------    ----------
Chemical Financial Corporation Common Stock         $ 1,906,118    $ 1,400,236
Federated Investors Mutual Funds:
   Max-Cap Fund                                       1,253,475        703,917
   Treasury Obligations Fund                            222,424        244,192
Fidelity Investments-Puritan Fund                       547,145        294,387

NOTE D - TRANSACTIONS WITH PARTIES-IN-INTEREST

THE FOLLOWING IS A SUMMARY OF TRANSACTIONS (AT COST) WITH PARTIES-IN-INTEREST:

                                     CHEMICAL
                                     FINANCIAL
                                    CORPORATION
                                    COMMON STOCK
                                    ------------
Balance at January 1, 1996          $   758,139
Purchases in 1996                       312,505
Sales in 1996                           (42,724)
Distributions in 1996                   (33,743)
                                   ------------
Balance at December 31, 1996       $    994,177

Purchases in 1997                       403,695
Sales in 1997                          (113,741)
Distributions in 1997                   (49,978)
                                   ------------
Balance at December 31, 1997       $  1,234,153
                                   ============

NOTE E - - INCOME TAX STATUS

     The Plan has received a favorable determination letter from the Internal Revenue Service dated August 23, 1994, stating that the Plan is qualified under section 401(a) of the Internal Revenue Code of 1986 (the "Code") and that the trust, therefore, is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code and ERISA to maintain its tax exempt status. The Plan Sponsor is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

NOTE F - - PLAN MERGER

     In May 1996, the Corporation acquired State Savings Bancorp, Inc. During 1997, the participants of the Retirement Plan for the State Savings Bank of Caro were given the option to rollover their account balances into the Plan and, accordingly, approximately $145,000 of such rollover contributions have been included as employee contributions in the accompanying financial statements for the year ended December 31, 1997.

                                 Employee ID# 38-2022454
                                       Plan # 002

               Item 27a -- Schedule of Assets Held for Investment Purposes

                    Chemical Financial Corporation 401(k) Savings Plan

                       December 31, 1997 and for the Year Then Ended
                                        DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUE, BORROWER, LESSOR OR    MATURITY DATE, RATE OF INTEREST,
             SIMILAR PARTY               COLLATERAL, PAR OR MATURITY VALUE          COST           FAIR VALUE
--------------------------------------  -----------------------------------     ------------       ----------
<F*>Chemical Financial Corporation     Common Stock - 42,594 shares
   Common Stock                                                                 $   1,234,153     $   1,906,118
Federated Investors Mutual Funds:
    Short-Intermediate
     Government Trust                  Intermediate Bond Fund- 13,163 shares          137,126           136,904
    Max-Cap Fund                       Index Fund - 61,961 units                      918,335         1,253,475
   Treasury Obligations Fund           Money Market Fund - 222,424 shares
                                                                                      222,424           222,424
Fidelity Investments-Puritan Fund      Stock and Bond Fund - 28,232 shares            483,568           547,145
                                                                                -------------     -------------
                Total Mutual Funds                                                  1,761,453         2,159,948
                                                                                -------------     -------------
Participant Loans                      Eleven loans at interest rates ranging
                                       from 7.0%-11.75% and maturing
                                       10/1/98-3/15/02                                 39,646            39,646
                                                                                -------------     -------------
                 TOTAL INVESTMENTS                                              $   3,035,252     $   4,105,712
                                                                                =============     =============

<F*>Indicates party-in-interest to the Plan
There were no investment assets reportable as acquired and disposed of during the year.

                                       Employee ID# 38-2022454
                                             Plan # 002

                           Item 27d -- Schedule of Reportable Transactions

                                   Chemical Financial Corporation
                                         401(k) Savings Plan
                                    Year Ended December 31, 1997

                                                                                                              CURRENT
                                DESCRIPTION OF ASSET                                    EXPENSE               VALUE ON
                            (INTEREST RATE AND MATURITY IN PURCHASE  SELLING  LEASE  INCURRED WITH    COST   TRANSACTION  NET GAIN
IDENTITY OF PARTY INVOLVED          CASE OF A LOAN)          PRICE    PRICE   RENTAL   TRANSACTION  OF ASSET    DATE       (LOSS)
--------------------------  ------------------------------ --------  -------  ------  ------------  -------- -----------  --------
Category iii) A series of
transactions involving
securities of the same issue
which, when aggregated,
involve an amount in excess of
5% of the current value of
plan assets:

  Chemical Financial Corporation   Common Stock:
                                     66 purchases                                                  $  403,695  $  403,695
                                     44 sales                                                         113,741     155,029  $41,288

  Federated Investors              Index Fund:
                                     27 purchases                                                     362,100     362,100
                                      9 sales                                                          14,244      18,200  $ 3,956

                                   Money Market Fund:
                                    230 purchases                                                   1,296,622   1,296,622
                                    165 sales                                                       1,318,390   1,318,390    - - -

  Fidelity Investments             Stock and Bond Fund:
                                     27 purchases                                                     225,450     225,450
                                      9 sales                                                          17,399      19,850    2,451

There were no category i), ii) or iv) reportable transactions.